z INVESTOR PRESENTATION Data as of September 30, 2021 - Unless otherwise noted.

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results. In addition, management’s 2021 Outlook contained herein is comprised of forward-looking statements. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

Deep Executive Bench With Continuity; Compelling Markets and Opportunities 3 (1) Includes years of service in public accounting and investment banking as a financial services industry specialist. (2) Includes years of service in public accounting as a financial services industry specialist. Name Position Years at Fulton Years in Financial Services Prior Experience Phil Wenger Chairman/CEO 42 42 Various roles since joining in 1979 Curt Myers President/COO 31 31 Various roles since joining in 1990 Mark McCollom (1) Chief Financial Officer 4 35 PwC, Banking and Investment Banking; Joined Fulton in November 2017 Meg Mueller Head of Commercial Banking 25 35 Various roles since joining in 1996 Angela Snyder Head of Consumer Banking 20 37 Various roles since joining in 2002 Angie Sargent Chief Information Officer 29 29 Various roles since joining in 1992 Betsy Chivinski (2) Chief Risk Officer 27 39 Various roles since joining in 1994  Valuable Franchise in Attractive Markets  Relationship Banking Strategy Focused on the Customer Experience  Granular, Well-Diversified Loan Portfolio  Fee Income Generating Products and Business Lines  Attractive Low-Cost Core Deposit Profile  Prudent Expense Management with Opportunities to Further Improve  Continued Progress in Digital Transformation  Strong and Diverse Liquidity Position  Solid Asset Quality and Reserves  Strong Capital Position

A Valuable Franchise, Well Positioned with Strong Liquidity, Solid Capital and Disciplined Credit Culture

- $26.4 billion in assets, ~200 financial centers, 3,200 team members operating in a customer dense Mid-Atlantic Market[1]
- Diversified loan portfolio in size, geography, type, industry and customer profile
  - *Over 15,000 businesses called on Fulton for $2.7 billion of Paycheck Protection Program ("PPP") loans*
- Opportunity to meaningfully grow our market share[2]
  - *~15.7% deposit market share across the 16 counties where we have a Top 5 deposit market share; Represents 60% of our total deposits*
  - *~1.0% deposit market share across the 31 counties where we do not have a Top 5 deposit market share; Represents 40% of our total deposits*
- Market capitalization of ~ $2.7 billion[3], solid dividend yield and a track record of growing dividends
- Steady increase in shareholder value with a 5-year Compound Average Growth Rate in tangible book value per share of 5.8%[4]



Lycoming
Columbia
Montour
Centre
Union
Snyder
Northumberland
Schuylkill
Northampton
Lehigh
Dauphin
Lebanon
Berks
Bucks
Montgomery
Cumberland
Lancaster
Chester
Philadelphia
York
Warren
Morris
Hunterdon
Somerset
Middlesex
Mercer
Monmouth
Ocean
Burlington
Camden
Gloucester
Salem
Atlantic
Cumberland
Washington
Frederick
Baltimore
Baltimore City
Howard
Montgomery
Anne Arundel
Cecil
New Castle
Prince Georges
Sussex
Fairfax
Albemarle
Henrico

(1) As of September 30, 2021 (2) Data as of June 30, 2021 per S&P Global Market Intelligence ; Map includes Fulton Financial counties with a financial center and/or a loan production office ("LPO"), and incorporated cities in MD and VA with a financial center and/or LPO and removes online only bank deposits. Market excludes money center banks. (3) Shares outstanding and closing price as of November 8, 2021 (4) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

4

FULTON FINANCIAL CORPORATION

Strong Position In Attractive & Stable Markets

Metropolitan Statistical Area (MSA)	Fulton Financial Corporation (2021) Market Rank	Branches #	Total Deposits ($000)	Total Deposit Market Share (%)	Markets by MSA (2021) Branches #	Total Deposits ($000)	Median Household Income ($)	5 yr Cumulative Projected Household Income Growth	5 yr Cumulative Projected Population Growth
Lancaster, PA	1	20	4,446,137	27.80	165	15,993,009	72,498	12.81%	1.7%
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	15	52	4,420,356	0.73	1,545	607,290,269	75,304	9.40%	1.0%
Allentown-Bethlehem-Easton, PA-NJ	4	18	1,943,293	8.65	214	22,469,406	70,959	9.11%	1.1%
New York-Newark-Jersey City, NY-NJ-PA	101	20	1,684,261	0.05	4,721	3,090,015,684	86,466	11.67%	0.2%
Baltimore-Columbia-Towson, MD	10	11	1,395,067	1.34	600	104,143,097	87,338	9.81%	1.4%
York-Hanover, PA	3	10	1,324,035	12.76	112	10,374,516	71,345	11.31%	1.3%
Lebanon, PA	1	7	1,072,082	36.73	35	2,918,553	66,546	9.86%	2.3%
Harrisburg-Carlisle, PA	6	9	1,066,932	5.22	156	20,422,846	69,945	8.66%	2.0%
Reading, PA	6	7	969,566	4.98	104	19,471,439	69,121	10.04%	1.0%
Hagerstown-Martinsburg, MD-WV	2	8	664,385	12.31	76	5,398,587	64,941	8.53%	2.8%
Top 10 Fulton Financial Corporation MSAs [(1)]		***162***	***18,986,114***	***0.49***	***7,728***	***3,898,497,406***	***71,152***	***11.23%***	***0.37%***
Total Franchise		***207***	***21,869,522***	***0.48***		***4,561,955,721***	***69,121***	***10.77%***	***0.84%***
Nationwide							***67,761***	***9.01%***	***2.91%***

__Note:__ Data as of June 30, 2021 per S&P Global Market Intelligence; FDIC Summary of Deposits.

(1) Median HH Income, 2021 – 2026 Projected Population Change and Projected HH Income Change are weighted by deposits in each MSA.

5

FULTON FINANCIAL CORPORATION

Extending Footprint Into Fast Growing Urban Markets

Philadelphia, PA County Deposit Market Share - Top 20				
Deposit Rank 2021	Parent Company Name	*Number of Branches*	*Total Deposits In Market ($000)*	*Total Deposit Market Share(%)*
1	The PNC Financial Services Group, Inc. (PA)	35	14,102,622	19.87
2	Bank of America Corporation (NC)	18	13,569,967	19.12
3	Wells Fargo & Company (CA)	33	11,920,510	16.80
4	Citizens Financial Group, Inc. (RI)	45	8,582,799	12.10
5	Banco Santander, S.A.	16	8,369,077	11.79
6	The Toronto-Dominion Bank	20	4,986,512	7.03
7	WSFS Financial Corporation (DE)	17	1,809,473	2.55
8	M&T Bank Corporation (NY)	5	1,402,659	1.98
9	Firstrust Savings Bank (PA)	5	1,132,786	1.60
10	Republic First Bancorp, Inc. (PA)	7	912,046	1.29
11	Truist Financial Corporation (NC)	9	864,596	1.22
12	Prudential Bancorp, Inc. (PA)	8	652,324	0.92
13	JPMorgan Chase & Co. (NY)	15	544,021	0.77
14	Univest Financial Corporation (PA)	6	482,077	0.68
15	Asian Financial Corporation (PA)	2	221,154	0.31
16	United Savings Bank (PA)	3	200,805	0.28
17	S&T Bancorp, Inc. (PA)	2	162,163	0.23
18	Parke Bancorp, Inc. (NJ)	2	155,585	0.22
19	Hyperion Bancshares, Inc. (PA)	1	143,365	0.20
20	William Penn Bancorporation (PA)	2	128,957	0.18
21	Fulton Financial Corporation (PA)	3	93,178	0.13
	All Others	***21***	***521,813***	***0.73***
	Total - Philadelphia County	***275***	***70,958,489***	***100.00***

Commentary

- Philadelphia is a natural fill-in opportunity within our current footprint
  - Opened 3 financial centers in 2019
  - 1 financial center targeted to open in 1Q22 and 1 financial center targeted to open in 4Q22
- Philadelphia Market:
  - The top 5 banks have ~80% of the deposit market share
  - Presents a tremendous growth opportunity for Fulton
- Health Care, Technology and Professional Services are major economic forces, which are target business segments for Fulton
- Baltimore is another targeted area for growth
  - Opened 1 financial center and 1 LPO in 2019; 1 financial center in 2020
  - 1 financial center targeted to open in 4Q21 and 1 in 1Q22

Note: Deposit data as of June 30, 2021 per S&P Global Market Intelligence (excludes non-retail deposits and closed/proposed branches); FDIC Summary of Deposits

6

FULTON FINANCIAL CORPORATION

Strategic Initiatives Support Our Relationship Banking Strategy

Purpose — We Change Lives for the Better

Strategic Filter

- Simplify on the Inside
- Differentiate on the Outside
- Execute with Excellence

GROWTH STRATEGIES

- Investing in talent for growth in targeted markets and businesses.
- Investing in digital capabilities to enable Fulton to incrementally acquire new relationships and cross-sell existing clients and leverage customer intelligence capabilities.
- Differentiating Fulton in serving all segments of communities through execution and expansion of Fulton Forward®.
- Implementing new branch formats/designs.



Our Culture - Fulton Experience
Consumer
Customer &
Community
Commercial
Fulton Forward®

OPERATIONAL EXCELLENCE

- Advancing business line structure and charter consolidation.
- Focus on consistency and effectiveness across all operations areas through enterprise process design, improvement and automation (workflow, RPA, AI).
- Developing an enterprise technology strategy including defining the future state platform and execution roadmap.

EFFECTIVE RISK MANAGEMENT AND COMPLIANCE

- Sustaining risk management, compliance and systems to ensure stakeholder expectations are met.
- Implementing technology enhancements to limit manual controls and enable on-going monitoring.

Outcomes

- Growth
- Operational Excellence
- Risk & Compliance

Talent Strategy & Technology Strategy

7

Fulton Financial Corporation

Fulton Has Made Significant Investments To Enhance Its Digital Capabilities 8 Purchase  Streamlines commercial underwriting process to condense timeline from application to close  Integrates with CRM platform to streamline processes and keep customers more informed  Best-in-class online platform for customers to track, manage, and grow their business  Integrates easily with other platforms such as QuickBooks® New Website 2019 Commercial Loan Origination System 2017 Commercial Online Banking Platform  Cloud-based loan origination system with a network of integrated partners  Provides an enhanced customer experience with the right blend of human interaction and mobile technology 2020 Mortgage Loan Origination System

Optimizing Our Financial Center Network 9 Optimizing our financial center network has:  Moved us towards multiple financial center types vs. a one-size-fits-all model  Given us greater ability to re-invest in people & digital transactions  Oriented the financial center as a primary touchpoint enabling higher- value activities geared towards advice and sales  Created greater focus on customer experience in the financial centers  Consolidated 66 financial centers and upgraded 56 financial centers to the new format since 2014

Granular, Well-Diversified Loan Portfolio 10 $6.2 $6.3 $6.5 $6.9 $7.1 $4.2 $4.3 $4.5 $5.5 $5.3 $1.6 $1.5 $1.4 $1.3 $1.1$1.8 $2.1 $2.4 $2.9 $3.4 $0.9 $1.0 $0.9 $1.0 $1.1 $0.5 $0.6 $0.7 $0.7 $0.8 4.07% 4.38% 4.55% 3.63% 3.46% 3.00% 3.50% 4.00% 4.50% 5.00% $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 2017 2018 2019 2020 YTD 9/2021 Comm'l Mtg Comm'l Home Equity Res Mtg Construction Consumer/Other FTE loan yield (1) $16.4 A ve ra g e L o a n P o rt fo li o B a la n ce s T o ta l Lo a n P o rtfo lio Y ie ld (1) $15.2 $15.8 $18.3 $18.8 ($ IN BILLIONS) Note: Loan portfolio composition is based on average balances for the years ended December 31, 2017 to 2020 and the nine months ended September 30, 2021. (1) Presented on a fully-taxable equivalent (“FTE”) basis using a 21% and 35% federal tax rate and statutory interest expense disallowances in the 2018 through 2020 periods and the 2017 period, respectively .  Average Loans YTD 2021 are up 2.7% compared to the average for 2020 and up 14.2% compared to 2019 average loans  Excluding PPP loans, average loans in 2021 are up 2.4% compared to 2020 average loans  Since 2Q 2020, following reductions in the federal funds target rate, loan yields have declined modestly, partially offset by declines in deposit costs

Attractive Core Deposit Profile 11  Accelerated growth in core deposits, particularly non-interest bearing deposits  Excess liquidity provides the ability to manage deposit costs lower  Cost of deposits at historically low levels, with the possibility of remaining lower for longer $2.7 $2.7 $2.9 $2.5 $2.0 $4.4 $4.3 $4.2 $5.7 $7.1 $3.8 $4.0 $4.4 $5.3 $6.0$3.0 $3.1 $3.6 $3.9 $4.3 $1.4 $1.5 $1.5 $1.7 $2.0 $- $0.1 $0.2 $ 0.37% 0.55% 0.79% 0.36% 0.15% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% $- $4.0 $8.0 $12.0 $16.0 $20.0 $24.0 2017 2018 2019 2020 YTD 9/2021 Time Non-Int DDA Int DDA Money Mkt Savings Brokered Deposits Costs (1) $16.8 A ve ra g e D e p o si t B a la n ce s D e p o sit C o sts (1) $15.3 $15.7 $19.4 $21.7 ($ IN BILLIONS) Note: Deposit composition is based on average balances for the years ended December 31, 2017 to 2020 and nine months ended September 30, 2021. Average brokered deposits were $49 million for 2017, $122 million for 2018, $245 million for 2019, $311 million for 2020 and $297 million for YTD 9/2021. Core Deposits equal total deposits less brokered and time deposits. (1) Deposit costs calculated by dividing interest expense on interest-bearing deposits by total average deposits.

12 Solid Asset Quality And Reserves Commentary Non-Performing Loans (NPLs) & Allowance/Loans ($ IN MILLIONS) N o n -P e rf o rm in g L o a n s $134.8 $139.7 $141.2 $147.1 $150.2 1.12% 1.05% 0.97% 1.47% 1.41% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% $0.0 $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 2017 2018 2019 2020 YTD 9/2021 NPLs Allowance/Loans  Growth in allowance for credit losses in 2020 reflects impact of COVID-19 and adoption of CECL(1)  Selected industries with heightened risk due to COVID-19 extensively and continuously reviewed  P&I deferrals and loans in forbearance continue to decline  We are mindful of where we are in the economic cycle, including considerations for COVID-19, and continually to assess and analyze the loan portfolio for signs of weakness or stress (1) Effective January 1, 2020, Fulton adopted Accounting Standards Update 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” referred to as the current expected credit loss model (“CECL”). This accounting standard requires that credit losses for financial assets and off-balance-sheet ("OBS") credit exposures be measured based on expected credit losses, rather than on incurred credit losses as in prior periods.

Prudent Expense Management With Opportunities To Realize Efficiencies 13 ~ $730 million ~ $610 million  Low rate environment and continued buildout of our compliance, risk and technology infrastructures were the primary drivers of an elevated efficiency ratio in 2015  Positive operating leverage trend from 2016 through 2021, with a generally improving efficiency ratio o Consolidated 66 financial centers, net of new openings, since 2014(1) o YTD 2021 includes the impact of the previously announced cost saving initiatives focused on financial center optimization, efficient delivery systems, reallocation of management responsibilities, and streamlining of functions. The costs associated with these initiatives were recognized primarily in 2020  Our efficiency ratio (FTE) was 65.7%(2) in 2020. Excluding $16.2 million of expenses related to cost saving initiatives, it was 63.8%  YTD 2021 our efficiency ratio was 62.3%(2) 58.0% 60.0% 62.0% 64.0% 66.0% 68.0% 70.0% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y YTD 9/2021 2.00% 2.20% 2.40% 2.60% 2.80% 3.00% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y YTD 9/2021(3) Commentary Efficiency Ratio (FTE) Non-Interest Expenses / Average Assets (1) As of September 30, 2021. (2) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. (3) Non-interest expense excludes $21 million in prepayment penalty of FHLB advances, $11 million of costs associated with tender offer to purchases subordinated and senior note debt, and the amortization of tax credit investments and intangible assets.

14 Strong Capital Position  Capital position remains strong  Dividend increased from $0.13 to $0.14 in the first quarter of 2021  Raised $375 million of tier-2 qualifying subordinated debt in Q1 2020 and $200 million in tier-1 qualifying non-cumulative perpetual preferred stock in Q4 2020  In February 2021, announced new $75 million share repurchase program  In March 2021, completed cash tender offer for $75 million of 4.50% subordinated debt and $60 million of 3.60% senior notes  During the 3rd quarter of 2021, repurchased approximately 1.7 million shares utilizing approximately 1/3 of the $75 million outstanding authorization 8.4% 10.1% 11.1% 14.4% $887 $610 $508 $771 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Tier 1 Leverage CE Tier 1 Tier 1 Risk Based Total Risk-Based Regulatory Minimums Excess(2) CAPITAL RATIOS(1)COMMENTARY 1) Preliminary regulatory capital ratios as of September 30, 2021. 2) Excesses shown are to regulatory minimums, including the 250 basis point capital conservation buffer, except for Tier 1 Leverage which is the well-capitalized minimum. Dollars are in millions.

RECENT FINANCIAL PERFORMANCE & HIGHLIGHTS

(1) ROA is return an average assets determined by dividing net income for the period indicated by average assets, annualized. (2) ROE is return on average shareholders’ equity determined by dividing net income for the period indicated by average shareholders’ equity, annualized. (3) Non-GAAP financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. Income Statement Summary 16

Net Interest Income And Margin 17 NET INTEREST INCOME & NET INTEREST MARGIN(1) ~ $730 million ~ $610 million ($ IN MILLIONS) ($ IN BILLIONS) ($ IN BILLIONS) AVERAGE INTEREST-EARNING ASSETS & YIELDS AVERAGE LIABILITIES & COST OF FUNDS (1) Using a 21% federal tax rate and statutory interest expense disallowances.

Asset Quality 18 NON-PERFORMING LOANS (NPLS) & NPLS TO LOANS NET CHARGE-OFFS (NCOS) AND NCOS TO AVERAGE LOANS PROVISION FOR CREDIT LOSSES ALLOWANCE FOR CREDIT LOSSES (ALLOWANCE)(1) TO NPLS & LOANS ($ IN MILLIONS) (1) The allowance for credit losses (“ACL”) relates specifically to "Loans, net of unearned income" and does not include the ACL related to off-balance-sheet credit exposures. The company adopted ASU 2016-13 (CECL), effective January 1, 2020. (2) Non-GAAP financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

19 Non-Interest Income(1) (1) Excludes investment securities gains.

20 Non-interest Expense

Paycheck Protection Program (“PPP”) - Waves 1, 2 and 3 21 • Wave 1 & 2 applications generated $2.0 billion in funded PPP loans • Waves 1 & 2 average processing fee was 3.1% • Wave 3 applications generated $0.57 billion in funded PPP loans through September 30, 2021 • Wave 3 average fee was 4.4% • Wave 3 loans have a 5-year final maturity

2021 Outlook 22 Net interest income: $655 - $665 million(1) Provision for credit losses: Negative provision for 2021(2) Non-interest income: $230 - $235 million(3) Non-interest expense: $570 - $575 million(4) (1) Updated as of 3Q-2021; previously $640 - $660 million. (2) Updated as of 3Q-2021; previously $10 - $20 million. (3) Updated as of 3Q-2021; previously $220 - $230 million. (4) Excluding charges related to the 1Q 2021 balance sheet restructuring. Updated as of 3Q 2021; previously $560 - $570 million.

APPENDIX

Average Loan Portfolio And Yields 24 Note: Presented on an FTE basis, using a 21% federal tax rate and statutory interest expense disallowances. Average loan portfolio and yield are for the three months ended September 30, 2021, comparisons to June 30, 2021 and September 30, 2020. (1) include PPP balances and 1% coupon income; includes quarterly PPP fees earned of $18 million. Balance Yield 2Q 2021 3Q 2020 2Q 2021 3Q 2020 Real estate - commercial mortgage 7,134$ 3.11% (44)$ 147$ (0.05%) (0.16%) Commercial & industrial(1) 4,729 2.79% (716) (1,255) 0.21% 0.26% Real estate - residential mortgage 3,643 3.39% 246 667 0.00% (0.34%) Real estate - home equity 1,128 3.68% (12) (110) (0.03%) (0.19%) Real estate - construction 1,086 3.13% 32 104 0.08% (0.71%) Consumer 453 4.00% 2 (12) 0.11% (0.07%) Equipment lease financing 248 3.88% (8) (31) 0.14% (0.08%) Other (7) - 8 22 - % - % - Total Loans 18,414$ 3.53% (492)$ (468)$ 0.21% 0.15% (dollars in millions) Balance From3Q 2021 Change in Yield From

Average Customer Funding And Rates 25 Balance Rate 2Q 2021 3Q 2020 2Q 2021 3Q 2020 Noninterest bearing demand 7,440$ - % 236$ 1,169$ - % - % Interest-bearing demand 6,169 0.05% 189 577 (0.01%) (0.12%) Savings 6,393 0.07% 112 677 (0.02%) (0.18%) Brokered 270 0.34% (28) (45) 0.00% (0.20%) Time 1,852 0.95% (152) (643) (0.14%) (0.76%) Total Deposits 22,124 0.12% 357 1,735 (0.03%) (0.24%) Cash Management 495 0.11% (19) (118) 0.00% (0.12%) Total Customer Funding 22,619$ 0.12% 338$ 1,617$ (0.03%) (0.23%) (dollars in millions) Balance From3Q 2021 Change In Rate From Average deposit portfolio and rate are for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020.

Non-Interest Income(1) 26 (1) Excluding investment securities gains. Q3 2021 Q2 2021 Q3 2020 Q2 2021 Q3 2020 Wealth management 18,532$ 17,634$ 14,943$ 898 3,589 Mortgage banking 9,535 2,838 16,801 6,697 (7,266) Consumer banking: Card 5,941 5,733 5,002 208 939 Overdraft 3,474 2,750 3,015 724 459 Other consumer banking 2,385 2,377 2,406 8 (21) Total consumer bank ing 11,801 10,860 10,423 941 1,378 Commercial banking: Merchant and card 6,979 6,786 6,237 193 742 Cash management 5,285 5,341 4,742 (56) 543 Capital markets 2,063 1,536 4,696 527 (2,633) Other commercial banking 2,411 3,466 2,636 (1,055) (225) Total commercial banking 16,738 17,129 18,311 (391) (1,573) Other 5,971 3,393 2,769 2,578 3,202 Non-Interest Income before Investment Securities Gains 62,577 51,854 63,247 10,723 (670) $ Change from (in thousands)

Non-Interest Expense 27 Q3 2021 Q2 2021 Q3 2020 Q2 2021 Q3 2020 Salaries and employee benefits 82,679$ 78,367$ 79,227$ 4,312$ 3,452$ Net occupancy 12,957 12,494 13,221 463 (264) Data processing and software 14,335 13,932 12,285 403 2,050 Other outside services 7,889 8,178 7,617 (289) 272 Professional 2,271 2,651 2,879 (380) (608) Equipment 3,416 3,424 3,711 (8) (295) FDIC insurance 2,727 2,282 1,578 445 1,149 Marketing 1,448 1,348 1,147 100 301 Amortization of tax credit investments 1,546 1,563 1,694 (17) (148) Intangible amortization 150 178 132 (28) 18 Debt extinguishment - 412 - (412) - 15,178 16,002 15,654 (824) (476) Total Non-Interest Expense 144,596$ 140,831$ 139,145$ 3,765$ 5,451$ Other (in thousands) $ Change from

Non-GAAP Reconciliation 28 Note: The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.

Non-GAAP Reconciliation

	Years Ended						Nine Months Ended	
	2015	2016	2017	2018	2019	2020	Sep 30 2020	Sep 30 2021
Efficiency ratio								
Non-interest expense	$ 480,160	$ 489,519	$ 525,579	$ 546,104	$ 567,736	$ 579,440	$ 424,705	$ 463,811
Less: Amortization of tax credit investments	-	-	(11,028)	(11,449)	(6,021)	(6,126)	(4,594)	(4,640)
Less: Intangible Amortization	(247)	-	-	-	(1,427)	(529)	(397)	(443)
Less: Loss on redemption of trust preferred securities	(5,626)	-	-	-	-	-	-	-
Less: Debt extinguishment costs	-	-	-	-	(4,326)	(2,878)	(2,878)	(32,575)
Non-interest expense (numerator)	$ 474,287	$ 489,519	$ 514,551	$ 534,655	$ 555,962	$ 569,907	$ 416,836	$ 426,153
Net interest income (fully taxable-equivalent)	$ 518,464	$ 541,271	$ 598,565	$ 642,577	$ 661,356	$ 641,510	$ 476,931	$ 507,229
Plus: Total Non-interest income	181,839	190,178	207,974	195,525	216,160	229,388	173,814	209,864
Less: Investment securities gains	(9,066)	(2,550)	(9,071)	(37)	(4,733)	(3,053)	(3,053)	(33,511)
Net interest income (denominator)	$ 691,237	$ 728,899	$ 797,468	$ 838,065	$ 872,783	$ 867,845	$ 647,692	$ 683,582
Efficiency ratio	68.6%	67.2%	64.5%	63.8%	63.7%	65.7%	64.4%	62.3%

Excluding Cost Saving Initiatives Expenses:

	Year Ended
	2020
Efficiency ratio	
Non-interest expense (numerator)	$ 569,907
Less: cost saving initiatives expenses	(16,200)
Non-interest expense excluding cost saving initiatives expenses (numerator)	$ 553,707
Net interest income (denominator)	$ 867,845
Efficiency ratio excluding cost saving initiatives expenses	63.8%

29

FULTON FINANCIAL CORPORATION

Non-GAAP Reconciliation

	Three Months Ended					
	Sep 30 2016	Sep 30 2017	Sep 30 2018	Sep 30 2019	Sep 30 2020	Sep 30 2021
Tangible book value per share						
Shareholders' equity	$ 2,129,436	$ 2,225,786	$ 2,283,014	$ 2,324,016	$ 2,390,261	$ 2,699,818
Less: Goodwill and intangible assets	(531,556)	(531,556)	(531,556)	(534,178)	(534,907)	(536,697)
Less: Preferred stock	-	-	-	-	-	(192,878)
Tangible common shareholders' equity (numerator)	$ 1,597,880	$ 1,694,230	$ 1,751,458	$ 1,789,838	$ 1,855,354	$ 1,970,243
Share outstanding, end of period (denominator)	173,144	175,057	176,019	164,036	162,134	161,429
Tangible book value per share	$ 9.23	$ 9.68	$ 9.95	$ 10.91	$ 11.44	$ 12.21

30

FULTON FINANCIAL CORPORATION

Non-GAAP Reconciliation 31 Sep 30 Dec 31 Mar 31 Jun 30 Sep 30 2020 2020 2021 2021 2021 Asset Quality, excluding PPP ACL - Loans (numerator) 266,825$ 277,567$ 265,986$ 255,032$ 256,727 Loans, net of unearned income 19,028,621$ 18,900,820$ 18,990,986$ 18,586,756$ 18,269,407$ Less : PPP Loans (1,960,165) (1,581,712) (1,688,394) (1,114,401) (590,447) Tota l adjusted loans (denominator) 17,068,456 17,319,108 17,302,592 17,472,355 17,678,960 Tangibl e book va lue per share 1.56% 1.60% 1.54% 1.46% 1.45% Three Months Ended

www.fult.com